UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 28, 2022
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	Pacific Gas and Electric Company	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer of the Utility

On November 28, 2022, David S. Thomason, Vice President and Controller of PG&E Corporation and Vice President, Chief Financial Officer and Controller of Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, informed PG&E Corporation and the Utility that he is resigning from his positions effective January 9, 2023 to pursue another opportunity.

Appointment of Chief Financial Officer of the Utility

On November 30, 2022, the Board of Directors of PG&E Corporation appointed Stephanie N. Williams, 40, as Vice President and Controller of PG&E Corporation and Vice President, Chief Financial Officer and Controller of the Utility, effective January 10, 2023.

Since January 1, 2020, Ms. Williams has been serving as Vice President, Business Finance and Planning of the Utility.  From March 2019 to January 1, 2020, Ms. Williams served as Senior Director, Business Finance Electric Operations. From January 2013 to March 2019, Ms. Williams held senior positions within PG&E Corporation’s Business Finance department. Ms. Williams joined the Utility in 2010 and held positions within the Accounting and Controller’s department until she joined the Business Finance department in January 2013. Prior to joining the Utility, Ms. Williams was in the assurance practice at Ernst & Young LLP. Ms. Williams is a Certified Public Accountant with the State of California and holds a degree in Accounting from the University of Southern California.

In connection with her appointment, Ms. Williams will receive an increased annual base salary of $375,000. Ms. Williams will remain eligible to participate in the Utility’s annual Short-Term Incentive Plan, as in effect from time to time, with an initial target participation rate of 50% of her base salary. Ms. Williams will remain eligible to participate in the Utility’s Long-Term Incentive Plan with an initial target value of $400,000 for 2023. Ms. Williams will also be eligible to receive executive benefits, as described in PG&E Corporation and the Utility’s 2022 joint proxy statement.

There are no arrangements or understandings between Ms. Williams and any other person pursuant to which she was selected as Vice President and Controller of PG&E Corporation and Vice President, Chief Financial Officer and Controller of the Utility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: December 2, 2022	By:	/s/ JOHN R. SIMON
Name: John R. Simon
Title: Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: December 2, 2022	By:	/s/ BRIAN M. WONG
Name: Brian M. Wong
Title: Vice President, General Counsel and Corporate Secretary